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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

              We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of InSite Vision Incorporated for the registration of 4,857,097 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2000, with respect to the consolidated financial statements of InSite Vision Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Walnut Creek, California                         ERNST & YOUNG LLP
May __, 2000